Exhibit 10.1

FISCAL 2009 COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Alloy, Inc. (the “Company”) determines the compensation arrangements, including base salaries and bonuses, if any, for each of the Company’s named executive officers, namely Matthew C. Diamond, the Company’s Chief Executive Officer; James K. Johnson, Jr., its President and Chief Operating Officer; Joseph D. Frehe, its Chief Financial Officer; Gina R. DiGioia, its Chief Legal Officer and Secretary; and Robert L. Bell, its Chief Technology Officer (collectively, the “Executives”). The following table sets forth the salaries payable to each of the Executives for services rendered during fiscal year ending January 31, 2010 (“Fiscal 2009”) and the bonuses issued to each Executive in Fiscal 2009 for services performed during fiscal year ended January 31, 2009 (“Fiscal 2008”).

Executive Officer	Title	Fiscal 2008 Base Salary		Cash Bonus(1)	Value of Restricted Stock Grants($)		Value of Stock Options($)(2)
Matthew C. Diamond	Chief Executive Officer	$450,000		$400,000	$1,871,612	(3)	$641,804
James K. Johnson, Jr.	Chief Operating Officer	$450,000		$400,000	$1,871,612	(3)	$641,804
Joseph D. Frehe	Chief Financial Officer	$255,000	(4)	$69,500	$20,000	(5)	—
Gina R. DiGioia	Chief Legal Officer	$225,000		$50,000	$50,000	(6)	—
Robert L. Bell	Chief Technology Officer	$402,000		—	—		—

(1)	Represents a cash bonus for performance during Fiscal 2008, which was paid during Fiscal 2009.
(2)	Represents the dollar value of options to purchase shares of the Company’s common stock granted on August 3, 2009, valued on the date of each grant using the Black-Scholes option pricing model with certain weighted-average assumptions, and consists of 234,235 options with a per share exercise price of $6.35, which is the closing price of the Company’s common stock on August 3, 2009; the options vest equally on each of March 30, 2010, 2011 and 2012.
(3)	Represents the dollar value of restricted stock granted for services rendered during Fiscal 2008 and consists of: (i) 102,929 shares of restricted stock granted on May 21, 2009 with a value of $433,333, subject to the terms of a restricted stock agreement executed by the recipient and the Company, including the Company’s right of forfeiture upon the occurrence of certain events, which right of forfeiture lapses with respect to one-third of the granted shares on each of March 30, 2010, 2011 and 2012; (ii) 109,427 shares of restricted stock granted on August 3, 2009 with a value of $702,521, subject to the terms of a restricted stock agreement between each recipient and the Company, including the Company’s right of forfeiture upon the occurrence of certain events, which right of forfeiture lapses with respect to one-third of the granted shares on each of March 30, 2010, 2011 and 2012; (iii) 67,098 shares of restricted stock with a value of $430,769 granted on August 3, 2009, subject to the terms of a restricted stock agreement executed by the recipient and the Company, including the Company’s right of forfeiture upon the occurrence of certain events, which right of forfeiture lapses with respect to one-third of the granted shares on each of March 30, 2010, 2011 and 2012; and (iv) 47,506 shares of immediately vested restricted stock granted on August 3, 2009 with a value of $304,989. For further explanation as to the Board’s determination of the equity grants set forth above please see the Company’s proxy statement filed with the Securities and Exchange Commission on May 28, 2009 and current report on Form 8-K filed August 6, 2009.
(4)	Mr. Frehe’s annual base salary was increased to $255,000 effective as of June 1, 2009.
(5)	Represents the dollar value of restricted stock granted to Mr. Frehe granted on May 21, 2009 for services rendered during Fiscal 2008 and consists of 4,751 shares of restricted stock with a value of $20,000, subject to the terms of a restricted stock agreement executed by Mr. Frehe and the Company, including the Company’s right of forfeiture upon the occurrence of certain events, which right of forfeiture lapses with respect to one-third of the granted shares on each of March 30, 2010, 2011 and 2012.
(6)	Represents the dollar value of restricted stock granted to Ms. DiGioia on May 21, 2009 for services rendered during Fiscal 2008 and consists of 11,876 shares of restricted stock with a value of $50,000, subject to the terms of a restricted stock agreement executed by Ms. DiGioia and the Company, including the Company’s right of forfeiture upon the occurrence of certain events, which right of forfeiture lapses with respect to one-third of the granted shares on each of March 30, 2010, 2011 and 2012.